UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2008

COTT CORPORATION

(Exact name of registrant as specified in its charter)

CANADA	001-31410	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6525 Viscount Road
Mississauga, Ontario, Canada	L4V 1H6
5519 West Idlewild Avenue, Suite 100
Tampa, Florida, United States	33634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(905) 672-1900
(813) 313-1800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On April 28, 2008, Cott Corporation issued a press release reporting financial results for the three month period ended March 29, 2008. This press release is furnished herewith as Exhibit 99.1 to this Form 8-K and is incorporated by reference into this Item 2.02 as if fully set forth herein.

This filing is being amended to include a reconciliation of non-GAAP measures on Exhibit 5 to the press release.

Non-GAAP Measures

In this report, we present certain information regarding changes in our revenue excluding the impact of foreign exchange. We believe that this is a useful financial measure for investors in evaluating our operating performance for the periods presented, as when read in conjunction with our changes in revenue on a U.S. GAAP basis, it presents a useful tool to evaluate our ongoing operations and provides investors with an opportunity to evaluate our management of assets held from period to period. In addition, these adjusted amounts are one of the factors we use in internal evaluations of the overall performance of our business. This information, however, is not a measure of financial performance under U.S. GAAP and should not be considered a substitute for changes in revenue as determined in accordance with U.S. GAAP.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Corrected press release dated April 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTT CORPORATION

Date: April 28, 2008	By:	/s/ Juan Figuereo
Juan Figuereo
Chief Financial Officer

EXHIBIT INDEX

Number	Description
99.1	Corrected press release dated April 28, 2008.